ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090301

Certificate of Change Pursuant to NRS 78.209

Filed in the Office of	Business Number E0165072009-8
	Filing Number 20140595396-74
Secretary of State	Filed On 08/19/2014
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

PetVivo Holdings, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Four Billion (4,000,000,000) common shares, par value $.001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Two Hundred Fifty Million (250,000,000) common shares, par value $.001 per share (pursuant to accompanying Amendment to Articles of Incorporation)

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One-for-five hundred (1-for-500) reverse stock split, whereby one post-split common share, par value $.001, will be issued for each five hundred pre-split common shares, par value $.001

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Any fractional shares will be rounded up to the nearest whole post-split share

7. Effective date and time of filing: (optional) Date: September 8, 2014 Time: 12:00 am PST

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

President

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.